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                                                                    EXHIBIT 5.01




                                    April 21, 1999

OneSource Information Services, Inc.
150 CambridgePark Drive
Cambridge, Massachusetts 02140

         RE:      Registration Statement on Form S-1

                  (Registration Statement No. 333-73263)

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Ladies and Gentlemen:

         This opinion relates to an aggregate of 4,181,400 shares of Common Stock, par value $.01 per share (the "Common Stock"), of OneSource Information Services, Inc. (the "Company"), which are the subject matter of a Registration Statement on Form S-1 with the Securities and Exchange Commission (the "Commission") as filed on March 3, 1999, as amended by Amendment No. 1 to Registration Statement on Form S-1 as filed with the Commission on April 22, 1999 (the "Registration Statement").


         The 4,181,400 shares of Common Stock covered by the Registration Statement consist of 2,500,000 shares being sold by the Company, 1,136,000 shares being sold by certain stockholders of the Company and 545,400 shares subject to an over-allotment option granted by certain stockholders to the underwriters to be named in the prospectus (the "Prospectus") incorporated by reference in the Registration Statement.


         Based upon such investigation as we have deemed necessary, we are of the opinion that when the 2,500,000 shares of Common Stock to be sold by the Company pursuant to the Prospectus have been issued and paid for in accordance with the terms described in the Prospectus, such shares of Common Stock will have been validly issued and will be fully paid and nonassessable. Further, we are of the opinion that the 1,136,000 shares of Common Stock to be sold by the stockholders of the Company pursuant to the Prospectus have been validly issued and are fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Prospectus under the caption "Legal Matters."

                                    Very truly yours,



                                    TESTA, HURWITZ & THIBEAULT, LLP